EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 11, 2011


                      CITICORP TRUST, N.A.
                      As Trustee for Eternity Four Trust


                      By: /s/ William Hearn
                         --------------------------------------------
                         Name:  William Hearn
                         Title: Senior Vice President


                      CITIBANK, N.A.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary


                      CITICORP


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary